Exhibit 99.1

Super League Reports First Quarter 2025 Financial Results

~ Company Maintains Focus on Streamlining Operations: Substantially Reduces Operating Expenses & Net Loss ~

~ On Track to Reach EBITDA Positive in Q4 ~

SANTA MONICA, CA—May 15, 2025 —Super League (Nasdaq: SLE), a leader in engaging audiences through playable media, content, and experiences, today released first quarter 2025 financial results.

Super League Chief Executive Officer, Matt Edelman Commented:

“Our first quarter 2025 was a period of realignment for Super League in an effort to adapt to structural shifts in the Roblox ad ecosystem and macro headwinds while positioning ourselves to achieve EBITDA profitability leading to long-term sustainable growth.

As outlined during our previous quarterly conference call, our strategy calls for streamlined operations through cost controls, revenue diversification and a focus on larger, higher margin programs. Our successful entrance into the mobile games arena exemplifies this strategic shift, having already grown to 15% of our revenues.

Against the backdrop of increasing industry consolidation, we recently acquired Supersocial, an award-winning Roblox studio with previous clients including Gucci, e.l.f. beauty, Walmart, Universal Music Group, and more. With just that one deal, we now have a Roblox business that has delivered 49 immersive builds, racking up more than 390 million visits and 3+ billion impressions on the platform. We continue to target potential strategic opportunities that present clear revenue and cost synergies and accelerate our path to EBITDA positive.

Looking ahead, we have a strong pipeline of nearly $20 million in active opportunities across approximately 100 programs. Super League sits at the thriving intersection of interactive entertainment and advertising. We see a lucrative opportunity in the future of playable media and continue to gain the trust of dozens of iconic brands every year, which puts us at the forefront of this important space. We are one of the leaders in making brands playable and believe we will be one of the winners to capitalize on the massive shift of consumer time spent consuming playable content, with a plan and approach designed to create long-term sustainable value for our shareholders.”

The Company will host a webinar at 5:00 p.m. Eastern Time today, May 15, 2025, to discuss financial results, provide a corporate update and end with a question-and-answer session. To participate, please use the following information.

Super League First Quarter 2025 Earnings Webinar

Date:	Thursday, May 15, 2025
Time:	5:00 pm Eastern Time
Dial-in:	1-877-407-0779
International Dial-in:	1-201-389-0914
Webinar:	Register Here

A replay will be available within 24 hours after the webinar and can be accessed here or on the Company’s investor relations website at https://ir.superleague.com/.

For any questions related to the Company’s first quarter 2025 financial results, please contact SLE@mzgroup.us.

About Super League

Super League (Nasdaq: SLE) is redefining how brands connect with consumers through the power of playable media. The Company provides global brands with ads, content, and experiences that are not only seen - they’re played, felt, and remembered - within mobile games and the world’s largest immersive gaming platforms. Powered by proprietary technology, an award-winning development studio, and a vast network of native creators, Super League is a one-of-a-kind partner for brands looking to stand out in culture, spark loyalty, and drive meaningful impact. In a world where attention is earned, Super League makes brands relevant - by making them playable. For more information, visit superleague.com.

Investor Relations Contact:
Shannon Devine/ Mark Schwalenberg
MZ North America
Main: 203-741-8811
SLE@mzgroup.us

SUPER LEAGUE ENTERPRISE, INC.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2025 AND DECEMBER 31, 2024

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$747,000	$1,310,000
Accounts receivable	2,568,000	3,766,000
Prepaid expenses and other current assets	958,000	677,000
Total current assets	4,273,000	5,753,000

Property and Equipment, net	18,000	24,000
Intangible and Other Assets, net	3,629,000	4,070,000
Goodwill	1,864,000	1,864,000
Total assets	$9,784,000	$11,711,000

Liabilities
Accounts payable and accrued expenses	$5,373,000	$5,282,000
Accrued contingent consideration	124,000	138,000
Promissory note - contingent consideration	1,727,000	1,735,000
Contract liabilities	633,000	50,000
Notes payable and accrued interest	5,008,000	3,240,000
Total current liabilities	12,865,000	10,445,000
Deferred taxes	161,000	161,000
Warrant liability	219,000	935,000
Total liabilities	13,245,000	11,541,000

Stockholders’ Equity
Preferred Stock	-	-
Common Stock	95,000	94,000
Additional paid-in capital	270,710,000	270,111,000
Accumulated deficit	(274,266,000)	(270,035,000)
Total stockholders’ equity	(3,461,000)	170,000
Total liabilities and stockholders’ equity	$9,784,000	$11,711,000

SUPER LEAGUE ENTERPRISE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024

REVENUE	$2,718,000	$4,209,000
COST OF REVENUE	(1,522,000)	(2,477,000)

GROSS PROFIT	1,196,000	1,732,000

OPERATING EXPENSES
Selling, marketing and advertising	2,392,000	2,277,000
Engineering, Technology and Development	929,000	1,699,000
General and administrative	1,520,000	2,102,000
Contingent consideration	(14,000)	259,000
TOTAL OPERATING EXPENSES	4,827,000	6,337,000

NET OPERATING LOSS	(3,631,000)	(4,605,000)

OTHER INCOME (EXPENSE)
Gain on sale of intangible assets	243,000	144,000
Interest expense, including change in fair value of promissory notes carried at fair value	(1,402,000)	(18,000)
Change in fair value of warrant liability	717,000	(761,000)
Other	(157,000)	(20,000)
OTHER INCOME (EXPENSE)	(599,000)	(655,000)
LOSS BEFORE BENEFIT FROM INCOME TAXES	(4,230,000)	(5,260,000)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(4,230,000)	$(5,260,000)

Net loss attributable to common stockholders - basic and diluted
Basic and diluted net loss per common share	$(0.25)	$(1.00)
Weighted-average number of shares outstanding, basic and diluted	$16,953,860	$5,240,755

SUPER LEAGUE ENTERPRISE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024

GAAP net loss	$(4,230,000)	$(5,260,000)
Add back:
Non-cash stock compensation	284,000	332,000
Non-cash amortization of intangibles	541,000	683,000
Change in fair value of warrant liability	(717,000)	761,000
Other	443,000	136,000
Proforma net loss	$(3,679,000)	$(3,348,000)

Pro forma non-GAAP net loss per common share — diluted	$(0.22)	$(0.64)
Non-GAAP weighted-average shares — diluted	16,953,860	5,240,755

SUPER LEAGUE ENTERPRISE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(In U.S. dollars, rounded to the nearest thousands)

	Three Months Ended March 31,
	2025	2024

Operating Activities
Net loss	$(4,230,000)	$(5,260,000)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	547,000	700,000
Stock-based compensation	284,000	332,000
Change in fair value of warrant liability	(717,000)	761,000
Change in fair value of contingent consideration	(59,000)	116,000
Change in fair value of debt at fair value	495,000	-
Gain on sale of intangible assets	(243,000)	(144,000)
Fair value of noncash legal settlement and other noncash charges	-	164,000
Changes in assets and liabilities
Accounts Receivable	1,198,000	2,048,000
Prepaid Expenses and Other Assets	(352,000)	(48,000)
Accounts payable and accrued expenses	107,000	(2,548,000)
Accrued contingent consideration	-	142,000
Contract liabilities	583,000	(6,000)
Accrued interest on notes payable	184,000	-
Net Cash Used in Operating Activities	(2,203,000)	(3,743,000)

Investing Activities		-
Proceeds from sale of Minehut Assets	383,000	-
Capitalization of software development costs	(100,000)	(125,000)
Net Cash Used in Investing Activities	283,000	(125,000)

Financing Activities
Proceeds from issuance of common stock, net of issuance costs	231,000	-
Proceeds from the issuance of promissory notes, net of issuance costs	3,079,000	-
Payments on promissory notes	(2,075,000)	-
Accounts receivable facility advances	259,000	371,000
Payments on accounts receivable facility	(137,000)	(801,000)
Net Cash Provided by (Used in) Financing Activities	1,357,000	(430,000)

Net Decrease in Cash and Cash Equivalents	(563,000)	(4,298,000)
Cash and Cash Equivalents at Beginning of the Period	1,310,000	7,609,000
Cash and Cash Equivalents at End of the Period	$747,000	$3,311,000